Exhibit 99.1

CONTINENTAL MATERIALS CORPORATION
200 SOUTH WACKER DRIVE, SUITE 4000	CONTACT: Mark S. Nichter
CHICAGO, IL 60606-5821	(312) 541-7207

FOR IMMEDIATE RELEASE

CONTINENTAL MATERIALS CORPORATION

REPORTS UNAUDITED 2005 RESULTS AND DELAYS FILING ANNUAL REPORT

ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

2005 Results

CHICAGO, March 31 – Continental Materials Corporation (AMEX; CUO) today reported unaudited net income of $2,758,000, $1.69 per diluted share for the fiscal 2005 year on sales of $138,999,000. In the prior year, net income was $2,373,000, $1.38 per diluted share on sales of $126,940,000.

The increase in net income for the 2005 year was primarily as a result of increased sales volume, a decrease in depreciation, depletion and amortization expense of $298,000and an increased gain on the sale of property and equipment of $331,000 as compared to 2004. Selling prices were generally higher, however, the higher selling prices were largely offset by higher material, fuel and employee benefit costs.

The unaudited net income for the fourth quarter of 2005 was $1,063,000 or 66 cents per diluted share on sales of $34,554,000. Net income for the fourth quarter of 2004 was $1,311,000, or 77 cents per diluted share on sales of $34,216,000. The decline in net income for the fourth quarter of 2005 was due to a lower volume of furnace sales and an increase in the reserve for product liability claims.

Delay in Filing Form 10-K

The Company also announced that it is unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 by the March 31, 2005 deadline and has, therefore, filed a notification of late filing on Form 12b-25 informing the Securities and Exchange Commission of its delayed filing. The Company is not able to complete its financial statement disclosures as it is assessing the appropriateness of its segment disclosures in accordance with Statement of Financial Accounting Standard No. 131 – Disclosures about Segments of an Enterprise and Related Information.

The Company does not anticipate any revisions to the 2005 unaudited financial information presented in this release.

CAUTIONARY STATEMENT— Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company’s Annual Report on Form 10-K for the year ended January 1, 2005 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company’s ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CONTINENTAL MATERIALS CORPORATION

SUMMARY OF SALES AND EARNINGS

	Three Months Ended		Year Ended
	UNAUDITED		UNAUDITED
	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005

Sales	$34,554,000	$34,216,000	$138,999,000	$126,940,000

Operating Income	1,536,000	1,443,000	4,052,000	3,505,000

Interest (expense), net	(50,000)	(51,000)	(565,000)	(516,000)

Other income (expense)	(36,000)	71,000	71,000	134,000

Income before income taxes	1,450,000	1,463,000	3,558,000	3,123,000

Provision for income taxes	387,000	152,000	800,000	750,000

Net income	$1,063,000	$1,311,000	$2,758,000	$2,373,000

Basic earnings per share	$.66	$.79	$1.72	$1.41
Weighted average shares outstanding	1,605,000	1,654,000	1,602,000	1,681,000

Diluted earnings per share	$.66	$.77	$1.69	$1.38
Weighted average shares outstanding	1,605,000	1,698,000	1,632,000	1,725,000